UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2010

NILE THERAPEUTICS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 West 4th Ave., Suite 400
San Mateo, California 94402
(Address of Principal Executive Offices)

(650) 458-2670
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Chairman

On July 21, 2010 (the “Effective Date”), Richard B. Brewer was appointed to serve as Executive Chairman of Nile Therapeutics, Inc. (the “Company”).  The terms of Mr. Brewer’s employment with the Company are set forth in a letter agreement dated July 15, 2010 and delivered to the Company on July 21, 2010 (the “Agreement”). Pursuant to the Agreement, Mr. Brewer will receive an annualized base salary of $240,000 and will be expected to devote an average of approximately two days per week to the performance of his duties as the Company’s Executive Chairman.

On the Effective Date, as provided for in the Agreement, Mr. Brewer was granted a 10-year stock option (the “Initial Option”) to purchase 450,000 shares of the Company’s common stock at an exercise price of $0.32 per share.  The Initial Option was awarded pursuant to the Company’s Amended and Restated 2005 Stock Option Plan (the “Plan”) and was fully-vested and immediately-exercisable upon the date of grant.  Further to the terms of the Agreement, on July 26, 2010, following stockholder approval of an amendment to the Plan as discussed below under the heading “Amendment of Stock Option Plan,” Mr. Brewer was awarded a 10-year stock option (the “Additional Option,” and together with the Initial Option, the “Stock Options”) to purchase an additional 900,000 shares of the Company’s common stock at an exercise price of $0.37 per share, with the right to purchase the shares subject to the Additional Option vesting and becoming exercisable in eight equal quarterly installments beginning on September 30, 2011 and continuing on the last day of each calendar quarter thereafter until fully-vested; provided, however, that the vesting of the Additional Option shall accelerate upon a “change of control” of the Company, as such term is defined in the Plan.  The Stock Options are evidenced by stock option agreements between the Company and Mr. Brewer in the standard form of agreement for use under the Plan, a copy of which was filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on September 21, 2007.

Pursuant to the terms of the Agreement, the Company may terminate Mr. Brewer’s employment at any time with no obligation to make severance payments to Mr. Brewer.  The Agreement further provides that, in the event of such termination, Mr. Brewer shall tender his resignation as a director of the Company.

The foregoing description of the material terms of the Agreement is qualified in its entirety by reference to the actual Agreement, which is attached hereto and incorporated by reference herein as Exhibit 10.1.  A copy of the Company’s press release issued July 22, 2010, announcing Mr. Brewer’s appointment is attached hereto and incorporated by reference herein as Exhibit 99.1.

Severance Benefits Agreement with Chief Financial Officer

On July 24, 2010, the Company entered into a Severance Benefits Agreement with Daron Evans, the Company’s Chief Financial Officer.  The Severance Benefits Agreement provides that, if Mr. Evans’ employment is terminated by the Company other than for “cause” (as defined below), Mr. Evans shall be entitled, upon execution of a customary release, to continued payment of his then-current base salary for a period of six months thereafter.

For purposes of the Severance Benefits Agreement, “cause” means the following conduct or actions taken by Mr. Evans: (i) willful failure to perform his duties to the Company or willful misconduct in the performance of such duties; (ii) any willful, intentional or grossly negligent act causing material harm to the business or reputation of the Company; (iii) any material violation of the confidentiality, invention assignment, or non-solicitation obligations set forth in the agreement; (iv) indictment of any felony or a misdemeanor involving moral turpitude; or (v) any misappropriation or embezzlement of the Company’s property.

The foregoing description of the material terms of the Severance Benefits Agreement is qualified in its entirety by reference to the actual agreement, which is attached hereto and incorporated by reference herein as Exhibit 10.2.

Stock Option Award to Chief Financial Officer

On July 26, 2010, Mr. Evans was granted a 10-year option to purchase 250,000 shares of the Company’s common stock at an exercise price equal to $0.37 per share. The stock option award, which was made pursuant to the Plan, will vest in twelve equal quarterly installments over three years with the first installment vesting on September 30, 2010, and is evidenced by a stock option agreement in the standard form of agreement for use under the Plan.

Amendment of Compensation Plan for Non-Employee Directors

On July 26, 2010, the Board approved an amendment to the Company’s compensation plan for its non-employee directors to increase the annual stock option grants to be awarded to such directors.  As amended, the plan provides that (i) non-employee directors shall receive annual stock option grants relating to 80,000 shares of the Company’s common stock, and (ii) the chairs of the Board’s Audit and Compensation committees shall receive annual stock option grants relating to an additional 20,000 shares.  All such stock options shall be awarded as of each director’s re-election at the Company’s annual meeting of stockholders and shall vest in their entirety on the first anniversary of the date of grant.  In addition to the annual stock option grants summarized above, newly-appointed non-employee directors are entitled to an initial stock option to purchase 130,000 shares, vesting in three equal annual installments commencing on the first anniversary of the date of grant.  A summary of the compensation payable to the Company’s non-employee directors pursuant to the amended plan is attached hereto as Exhibit 10.3 and incorporated herein by reference.

In accordance with the terms of the amended plan, on July 26, 2010, each non-employee director of the Company was awarded a 10-year stock option to purchase 80,000 shares of the Company’s common stock, and the chairs of each of the Audit and Compensation Committees received an option to purchase an additional 20,000 shares of common stock (100,000 shares total). All such stock options are exercisable at $0.37 per share (the closing sale price on the date of grant) and vest in full on July 26, 2011.

Amendment of Stock Option Plan

On July 26, 2010, at the 2010 Annual Meeting of Stockholders, the Company’s stockholders ratified and approved an amendment to the Company’s Amended and Restated 2005 Stock Option Plan to increase the number of shares of the Company’s common stock issuable thereunder from 5,517,676 to 9,500,000 shares.  The Board had previously adopted the amendment to the Plan, subject to stockholder approval, on June 14, 2010.

Set forth below is a summary of the Plan, as amended. This summary is qualified in its entirety by reference to the complete text of the Plan, as amended, a copy of which was attached as Appendix A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Commission on June 15, 2010, and is incorporated herein by reference.

General

The purpose of the Plan is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees and directors of and consultants to the Company.  The Plan provides that a committee (the “Committee”) composed of at least two disinterested members of the Board of Directors of the Company may grant Incentives in the following forms: (a) stock options; (b) stock appreciation rights (“SARs”); (c) stock awards; (d) restricted stock; (e) performance shares; and (f) cash awards. Incentives may be granted to employees, directors, consultants, advisors or other independent contractors who provide services to the Company (including members of the Company’s scientific advisory board) as selected from time to time by the Committee. In the event there is no Committee, then the entire Board shall have responsibility for administering the Plan.

As amended, the Plan authorizes a total of 9,500,000 shares of common stock for issuance. There are currently outstanding under the Plan stock options representing the right to purchase an aggregate of 6,807,749 shares of our common stock at a weighted average exercise price of $1.46 and an average remaining life of 8.0 years. In addition to the shares reserved for issuance pursuant to the outstanding stock options, we have already issued an additional 240,025 shares of common stock under the Plan pursuant to exercises of stock options. Shares of common stock that are issued under the Plan or that are subject to outstanding Incentives are applied to reduce the maximum number of shares of common stock remaining available for issuance under the Plan. Accordingly, there are currently 2,452,226 shares of common stock remaining available for future issuance under the Plan, as amended.

Types of Incentives

Stock Options.  Under the Plan, the Committee may grant non-qualified and incentive stock options to eligible participants to purchase shares of common stock from the Company. The Plan confers on the Committee discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable. The purchase price for incentive stock options may not be less than the fair market value of the shares subject to the option on the date of grant. The number of shares subject to an option will be reduced proportionately to the extent that the optionee exercises a related SAR. The term of a non-qualified option may not exceed 10 years and one day from the date of grant and the term of an incentive stock option may not exceed 10 years from the date of grant. Unless otherwise provided by the Committee, any option shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any option.

The option price may be paid in cash, check, bank draft or, at the discretion of the Committee, by delivery of shares of common stock valued at their fair market value at the time of purchase or by withholding from the shares issuable upon exercise of the option shares of common stock valued at their fair market value.

In the event that an optionee ceases to be an employee of or consultant to the Company, or the optionee’s other service with the Company is terminated, for any reason, including death, any stock option or unexercised portion thereof which was otherwise exercisable on the date of termination shall expire at the time or times established by the Committee.

Stock Appreciation Rights.  A stock appreciation right, or a SAR, is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is determined pursuant to the formula described below. A SAR may be granted with respect to any stock option granted under the Plan, or alone, without reference to any stock option. A SAR granted with respect to any stock option may be granted concurrently with the grant of such option or at such later time as determined by the Committee and as to all or any portion of the shares subject to the option.

The Plan confers on the Committee discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR. In the case of a SAR granted with respect to a stock option, the number of shares of common stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option. The term of a SAR may not exceed 10 years and one day from the date of grant. Unless otherwise provided by the Committee, a SAR will be exercisable for the same time period as the stock option to which it relates is exercisable. The Committee may accelerate the exercisability of any SAR. Unless otherwise provided by the Committee, any SAR shall become immediately exercisable in the event of specified changes in corporate ownership or control.

Upon exercise of a SAR, the holder is entitled to receive an amount which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (a) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of a SAR granted alone, without reference to a related stock option, an amount determined by the Committee at the time of grant. The Committee may pay the amount of this appreciation to the holder of the SAR by the delivery of common stock, cash, or any combination of common stock and cash.

Restricted Stock.  Restricted stock consists of the sale or transfer by the Company to an eligible participant of one or more shares of common stock which are subject to restrictions on their sale or other transfer by the participant. The price at which restricted stock will be sold will be determined by the Committee, and it may vary from time to time and among participants and may be less than the fair market value of the shares at the date of sale. All shares of restricted stock will be subject to such restrictions as the Committee may determine. Subject to these restrictions and the other requirements of the Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to those shares, including, for example, the right to vote such shares.

Stock Awards.  Stock awards consist of the transfer by the Company to an eligible participant of shares of common stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award will be determined by the Committee.

Performance Shares.  Performance shares consist of the grant by the Company to an eligible participant of a contingent right to receive shares of common stock. The performance shares shall be paid in shares of common stock to the extent performance objectives set forth in the grant are achieved. The number of shares granted and the performance criteria will be determined by the Committee. At the discretion of the Committee, performance shares may be paid in cash in lieu of shares of common stock.

Non-Transferability of Most Incentives

No stock option, SAR, restricted stock or performance award granted under the Plan is transferable by its holder, except in the event of the holder’s death, by will or the laws of descent and distribution. During a participant’s lifetime, an Incentive may be exercised only by him or her or by his or her guardian or legal representative.

Amendment to the Plan

The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance may, subject to adjustment in the event of a merger, recapitalization, or other corporate restructuring, (a) change or impair, without the consent of the recipient thereof, an Incentive previously granted, (b) materially increase the maximum number of shares of common stock which may be issued to all participants under the Plan, (c) materially change or expand the types of Incentives that may be granted under the Plan, (d) materially modify the requirements as to eligibility for participation in the Plan, or (e) materially increase the benefits accruing to participants. Certain Plan amendments require stockholder approval, including amendments which would materially increase benefits accruing to participants, increase the number of securities issuable under the Plan, or change the requirements for eligibility under the Plan.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 26, 2010, the Company held its 2010 Annual Meeting of Stockholders.  Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.

1.
A proposal to elect seven directors to hold office until the Company’s 2011 Annual Meeting of Stockholders, or until their respective successors have been elected and have qualified, or until their earlier resignation or removal.

Director Nominee	Votes For	Votes Withheld
Arie S. Belldegrun	15,055,820	18,607
Pedro Granadillo	15,046,820	27,607
Peter M. Kash	14,974,311	100,116
Joshua A. Kazam	15,050,820	23,607
Frank Litvack	15,055,820	18,607
Paul A. Mieyal	15,051,320	23,107
Gregory Schafer	15,054,320	20,107

2.
A proposal to ratify and approve an amendment to the Company’s Amended and Restated 2005 Stock Option Plan to increase the number of shares of the Company’s common stock issuable thereunder from 5,517,676 to 9,500,000 shares, as described above under Item 5.02.

For	Against	Abstentions	Broker Non-Votes
14,485,119	327,198	262,110	9,001,077

3.	A proposal to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

For	Against	Abstentions	Broker Non-Votes
23,959,213	39,321	76,970	0

Pursuant to the foregoing votes, the seven director nominees listed above were elected to serve as directors until the next annual meeting of stockholders, the amendment to the Company’s Amended and Restated 2005 Stock Option Plan to increase the number of shares of the Company’s common stock issuable thereunder from 5,517,676 to 9,500,000 shares was ratified and approved, and the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Letter Agreement between Nile Therapeutics, Inc. and Richard Brewer, dated July 15, 2010.

10.2	Severance Benefits Agreement between Nile Therapeutics, Inc. and Daron Evans, dated July 24, 2010.

10.3	Summary terms of compensation plan for directors of Nile Therapeutics, Inc., as amended July 26, 2010.

99.1	Press release dated July 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NILE THERAPEUTICS, INC.

Date: July 27, 2010	By:	/s/ Daron Evans
Daron Evans
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement between Nile Therapeutics, Inc. and Richard Brewer, dated July 15, 2010.

10.2	Severance Benefits Agreement between Nile Therapeutics, Inc. and Daron Evans, dated July 24, 2010.

10.3	Summary terms of compensation plan for directors of Nile Therapeutics, Inc., as amended July 26, 2010.

99.1	Press release dated July 22, 2010.